Exhibit (a)(1)(ii)

Letter of Transmittal

To Accompany Repurchase Request of Shares of Beneficial Interest

of Rydex Capital Partners SPhinX Fund

All requests to have Shares repurchased must be RECEIVED by Forum Shareholder Services, LLC in proper form no later than 12:00 midnight Eastern time May 22, 2006, unless the Offer to Purchase is Extended

To: Rydex Capital Partners SPhinX Fund

The person(s) signing this Letter of Transmittal (“Signor”) elects to participate in the Offer to Purchase and requests the repurchase by Rydex Capital Partners SPhinX Fund (the “Fund”) of the shares of beneficial interest (the “Shares”) designated below in exchange for the Repurchase Price (defined below) for every Share tendered and accepted, in cash, without interest. The repurchase price (“Repurchase Price”) is an amount equal to the net asset value of the Shares as of the close of the regular trading session of the New York Stock Exchange on May 25, 2006 (the “Net Asset Value Determination Date”). This Letter of Transmittal is subject to the terms and conditions described in the Offer to Purchase dated April 25, 2006. Receipt of the Offer to Purchase is acknowledged by the Signor. The Offer to Purchase and this Letter of Transmittal, which as amended or supplemented from time to time, constitute the Special Repurchase Offer (the “Special Repurchase Offer”).

The Signor recognizes that there may be expenses associated with participation in the Special Repurchase Offer. For example, a participating Shareholder may be charged a processing fee for assistance in transmitting the required documentation by the Shareholder’s broker, dealer, commercial bank, trust company, retirement plan trustee or other nominee (collectively, “Financial Intermediary”).

Subject to, and effective upon, acceptance for payment of, or payment for, Shares presented for repurchase by the Signor in accordance with the terms and subject to the conditions of the Special Repurchase Offer (including, if the Special Repurchase Offer is extended or amended, the terms or conditions of any extension or amendment), the Signor hereby sells, assigns and transfers to, or upon the order of, the Fund all right, title and interest in and to all of the Shares that are being presented for redemption as described in “Shares Tendered for Repurchase” that may be purchased by the Fund pursuant to the Special Repurchase Offer (and any and all dividends, distributions, other Shares or securities or rights issued or issuable in respect of such Shares on or after the

Expiration Date) and the Signor irrevocably constitutes and appoints the Fund’s transfer agent, Forum Shareholder Services, LLC (the “Transfer Agent”) as the true and lawful agent and attorney-in-fact of the Signor with respect to such Shares (and any such dividends, distributions, other Shares, or securities or rights), with full power of substitution (such power of attorney being deemed to be an irrevocable power coupled with an interest), to receive all benefits and otherwise exercise all rights of beneficial ownership of such Shares, subject to the succeeding paragraph, all in accordance with the terms and conditions set forth in the Special Repurchase Offer.

The Signor hereby represents and warrants that: (a) the Signor has full power and authority to submit, sell, assign and transfer the Shares submitted for repurchase (and any and all dividends, distributions, other Shares or other securities or rights issued or issuable in respect of such Shares on or after the Expiration Date); (b) when and to the extent the Fund accepts the Shares for repurchase, the Fund will acquire good, marketable and unencumbered title thereto, free and clear of all liens, restrictions, charges, proxies, encumbrances, or other obligations relating to their sale or transfer, and not subject to any adverse claim; (c) on request, the Signor will execute and deliver any additional documents deemed by the Transfer Agent or the Fund to be necessary or desirable to complete the sale, assignment and transfer of the submitted Shares (and any and all dividends, distributions, other Shares or securities or rights issued or issuable in respect of such Shares on or after the Expiration Date); and (d) the Signor has read and agreed to all of the terms of the Special Repurchase Offer.

The Signor recognizes that, under certain circumstances set forth in the Offer to Purchase, the Fund may terminate or amend the Special Repurchase Offer or may not be required to repurchase any of the Shares presented for redemption. The Signor understands that the Transfer Agent will cancel the repurchase request as to any Shares not repurchased by the Fund.

Each Shareholder must also complete the Instructions Form and submit certain tax information as a condition to participation in the Special Repurchase Offer.

The Signor understands that acceptance of Shares by the Fund for repurchase represents a binding agreement between the Signor and the Fund upon the terms and conditions of the Special Repurchase Offer.

All authority conferred or agreed to be conferred by this Letter of Transmittal shall survive the death or incapacity of the Signor and all obligations of the Signor under this Letter of Transmittal shall be binding upon the heirs, personal representatives, successors and assigns of the Signor.

Except as stated in the Offer to Purchase, the Signor’s presentment of Shares for repurchase is irrevocable.

Signor must provide the information requested in this Letter of Transmittal. Failure to furnish the information requested regarding account information will result in an incomplete redemption request which will mean the Fund cannot repurchase the Shares tendered.

NOTE: SIGNATURE(S) MUST BE PROVIDED BELOW

INSTRUCTIONS

Forming part of the terms and conditions of the Special Repurchase Offer

1.                                      Guarantee of Signatures. No signature guarantee is required on this Letter of Transmittal if:  (a) this Letter of Transmittal is signed by the registered holder(s) of Shares presented for redemption; (b) there is no change of registration for the Shares Shareholder will continue to hold; and (c) the payment of the repurchase proceeds is to be sent to the registered owners of the Shares at the address shown on the Shareholder’s account statement. In all other cases, all signatures on this Letter of Transmittal must be guaranteed by an Eligible Institution (defined below).

Signatures must be guaranteed by one of the following:  a U.S. bank, trust company, credit union or savings association, or by a foreign bank that has a U.S. correspondent bank, or by a U.S. registered dealer or broker in securities, municipal securities, or government securities, or by a U.S. national securities exchange, a registered securities association or a clearing agency (each an “Eligible Institution” and together, “Eligible Institutions”). Please note: if you request your funds to be sent via ACH to a bank account other than one that is already noted on your account, a signature guarantee is required.

2.                                      Delivery of Letter of Transmittal. A properly completed and duly executed Letter of Transmittal with any required signature guarantees, any other documents required by this Letter of Transmittal should be mailed or delivered to the Transfer Agent at the appropriate address set forth herein and must be received by the Transfer Agent prior to 12:00 midnight Eastern time on May 22, 2006. Letters of Transmittal should NOT be sent or delivered to the Fund.

Delivery will be deemed made only when actually received by the Transfer Agent. If delivery is by mail, registered mail with return receipt requested, properly insured, is recommended. Shareholders have the responsibility to cause the Letter of Transmittal and any other documents required by this Letter of Transmittal to be delivered in accordance with the Special Repurchase Offer.

The method of delivery of this Letter of Transmittal and all other required documents is at the option and sole risk of the Shareholder presenting Shares for redemption. In all cases, sufficient time should be allowed to ensure timely delivery.

The Letter of Transmittal should be sent to the Transfer Agent at the following addresses:

Regular mail:	Courier or express mail:
Forum Shareholder Services, LLC	Forum Shareholder Services, LLC
P.O. Box 446	Two Portland Square
Portland, ME 04112	Portland, ME 04101

The Fund will not accept any alternative, conditional or contingent redemption requests.

3.                                      Inadequate Space. If the space provided to respond to any of the questions below is inadequate, the necessary information should be listed on a separate schedule signed by all of the required signatories and attached to the Letter of Transmittal.

4.                                      Signatures on Letter of Transmittal, Authorizations, and Endorsements. Signature(s) by registered holder(s) on this Letter of Transmittal must correspond EXACTLY with the name(s) in which the Shares are registered.

If any of the Shares presented for redemption are owned of record by two or more joint owners, all owners must sign this Letter of Transmittal. If any of the Shares presented for redemption are registered in different names, it will be necessary to complete, sign and submit as many separate Letters of Transmittal as there are different registrations.

If this Letter of Transmittal is signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and proper evidence satisfactory to the Fund of their authority to act in such a fiduciary or representative capacity must be submitted.

5.                                      Transfer Taxes on Shares. There are no transfer taxes related to the Special Repurchase Offer. However, the Special Repurchase Offer will generally be a taxable transaction for income tax purposes.

6.                                      Irregularities. All questions as to the validity, form, eligibility (including time of receipt) and acceptance of Shares presented for redemption will be determined by the Fund, in its sole discretion, and the Fund’s determination shall be final and binding. The Fund reserves the absolute right to reject any or all Shares presented for redemption determined not to be in appropriate form or to refuse to accept for payment, repurchase or pay for any Shares if, in the opinion of the Fund’s counsel, accepting, repurchasing or paying for the Shares would be unlawful. The Fund also reserves the absolute right to waive any of the conditions of the Special Repurchase Offer in whole or in part, or any defect in any redemption request, whether generally or with respect to any particular

Share(s) or Shareholder(s). The Fund’s interpretations of the terms and conditions of the Special Repurchase Offer (including these instructions) shall be final and binding.

The Fund, Rydex, the Transfer Agent, or any other person are not and will not be obligated to give any notice of defects or irregularities in redemption requests, and none of them shall incur any liability for failure to give any such notice, including without limitation, with respect to the Instructions Form and necessary tax information.

7.                                      Questions and Requests for Assistance and Additional Copies. Questions and requests for assistance may be directed to the Transfer Agent, by telephoning 888-59RYDEX (888-597-9339). Requests for additional copies of the Offer to Purchase and this Letter of Transmittal should also be directed to the Transfer Agent. The Transfer Agent will also provide Shareholders, upon request, with a Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding (W-8 BEN) or a Certificate of Foreign Person’s Claim for Exemption From Withholding on Income Effectively Connected With the Conduct of a Trade or Business in the United States (W-8 ECI).

8.                                      Backup Withholding Tax. Each U.S. Shareholder presenting Shares for redemption who has not already submitted a correct, completed and signed Form W-9 to the Fund, or does not otherwise establish an exemption from withholding must notify the Transfer Agent of his/her correct taxpayer identification number (“TIN”) (or certify that he/she/it is awaiting a TIN) and provide certain other information by completing and providing to the Transfer Agent the Substitute Form W-9 provided under “Important Tax Information” below. Failure either to provide the information on the form or to check the box in Part 2 of the form will result in a defective submission and the Fund will be unable to repurchase the Shareholders’ submitted Shares.

9.                                      Withholding for Non-U.S. Shareholders. Each non-U.S. Shareholder presenting Shares for redemption who has not already submitted an appropriate, completed and signed Form W-8 (available upon request from the Transfer Agent) to the Fund must complete the Form W-8, and provide it to the Transfer Agent. Failure to provide the Form W-8 will result in a defective submission and the Fund will be unable to repurchase the Shareholders’ submitted Shares.

Even if a non-U.S. Shareholder has provided the required certification to avoid backup withholding, the Transfer Agent will withhold U.S. federal income taxes equal to 30% of the gross payments payable to a non-U.S. Shareholder or his or her agent unless the Transfer Agent determines that a reduced rate of withholding is available pursuant to a tax treaty or that an exemption from withholding is applicable because such gross proceeds are effectively connected with the conduct of a trade or business within the United States or because another exemption is applicable. In order to obtain a reduced rate of withholding pursuant to a tax treaty, a non-U.S. Shareholder must deliver to the Transfer Agent before the payment a properly completed and executed IRS Form W-8 BEN. In order to obtain an exemption from withholding on the grounds that the gross proceeds paid pursuant to the Special Repurchase Offer are effectively connected with the conduct of a trade or business within the U.S., a non-U.S. Shareholder must deliver to the Transfer Agent a properly completed and executed IRS Form W-8 ECI. The Transfer Agent will determine a Shareholder’s status as a non-U.S. Shareholder and eligibility for a reduced rate of, or exemption from, withholding by reference to any outstanding certificates or statements concerning eligibility for a reduced rate of, or exemption from, withholding (e.g., IRS Forms W-8 BEN or W-8 ECI) unless facts and circumstances indicate that such reliance is not warranted. A non-U.S. Shareholder may be eligible to obtain a refund of all or a portion of any tax withheld if such Shareholder satisfies certain requirements or is otherwise able to establish that no tax or a reduced amount of tax is due. Backup withholding generally will not apply to amounts subject to the 30% or a treaty-reduced rate of withholding. Non-U.S. Shareholders are urged to consult their own tax advisers regarding the application of federal income tax withholding, including eligibility for a withholding tax reduction or exemption, and the refund procedure.

10.                               Withholding for Certain IRAs. Each U.S. Shareholder presenting Shares for redemption and which is an individual retirement account for which Forum Trust, LLC serves as custodian will be subject to 10% Federal income tax withholding on the gross proceeds received pursuant to the Special Repurchase Offer unless the election set forth in this Letter of Transmittal is made for no such withholding to apply.

IMPORTANT TAX INFORMATION

THE FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY. PARTICIPATION IN THE SPECIAL REPURCHASE OFFER IS GENERALLY A TAXABLE TRANSACTION. ALL SHAREHOLDERS ARE URGED TO CONSULT THEIR TAX ADVISERS AS TO THE SPECIFIC TAX CONSEQUENCES TO THEM OF THE SPECIAL REPURCHASE OFFER AND ARE ALSO URGED TO REVIEW SECTION 9 OF THE OFFER OF PURCHASE.

SUBSTITUTE FORM W-9 OR FORM W-8

Under the U.S. federal income tax laws, the Transfer Agent may be required to withhold 28% of the amount of any payment made to certain holders pursuant to the Special Repurchase Offer. In order to avoid such backup withholding, each redeeming U.S. Shareholder must provide the Transfer Agent with such Shareholder’s correct TIN by completing the Substitute Form W-9 set forth below. In general, if a Shareholder is an individual, the TIN is the Social Security number of such individual. If the Transfer Agent is not provided with the correct TIN, the Shareholder may be subject to a penalty imposed by the Internal Revenue Service. Certain Shareholders (including, among others, most corporations and certain foreign persons) are not subject to these backup withholding and reporting requirements, but should nonetheless complete a Substitute Form W-9 to avoid possible erroneous backup withholding.

In addition, individual retirement accounts for which Forum Trust, LLC serves as custodian will be subject to 10% Federal income tax withholding on the gross proceeds received pursuant to the Special Repurchase Offer unless an election is made for no such withholding to apply.

In order for a non-U.S. Shareholder to avoid 28% backup withholding, the Shareholder must submit a statement to Forum Shareholder Services, LLC signed under penalties of perjury attesting that he/she/it is a non-U.S. Shareholder. Form W-8 and instructions for such statement are enclosed for non-U.S. Shareholders. To qualify as an exempt recipient on the basis of foreign status, a Shareholder must submit a properly completed Form W-8 BEN or Form W-8 ECI, signed under penalties of perjury, attesting to that person’s exempt status. A Shareholder would use a Form W-8 BEN to certify that it (1) is neither a citizen nor a resident of the United States, (2) has not been and reasonably does not expect to be present in the United States for a period aggregating 183 days or more during the calendar year, and (3) reasonably expects not to be engaged in a trade or business within the United States to which the gain on the sale of the Shares would be effectively connected; and would use a Form W-8 ECI to certify that (1) it is neither a citizen nor resident of the U.S., and (2) the proceeds of the sale of the Shares are effectively connected with a U.S. trade or business. A foreign Shareholder may also use a Form W-8 BEN to certify that it is eligible for benefits under a tax treaty between the United States and such foreign person’s country of residence.

A SHAREHOLDER SHOULD CONSULT HIS OR HER TAX ADVISERS AS TO HIS OR HER QUALIFICATION FOR EXEMPTION FROM THE BACKUP WITHHOLDING REQUIREMENTS AND THE PROCEDURE FOR OBTAINING AN EXEMPTION.

CONSEQUENCES OF FAILURE TO FILE SUBSTITUTE FORM W-9 OR FORM W-8

Failure to complete Substitute Form W-9 or Form W-8 WILL CAUSE the Shares to be deemed invalidly presented for redemption. Backup withholding is not an additional federal income tax. Rather, the federal income tax liability of a person subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, the Shareholder may claim a refund from the Internal Revenue Service.

IMPORTANT

This Letter of Transmittal bearing original signature(s), properly completed and duly executed, together with any required signature guarantees and all other required documents must be received by the Transfer Agent no later than the
Expiration Date.

DO NOT COMPLETE THIS FORM IF YOU HAVE DECIDED NOT TO PRESENT YOUR SHARES FOR REDEMPTION.

I.                                         ACCEPTANCE OF THE SPECIAL REPURCHASE OFFER

The Special Repurchase Offer is hereby accepted in accordance with its terms.

Name of Registered Shareholder(s)	Name of Registered Shareholder(s)
(Please Type or Print)	(Please Type or Print)

Authorized Signature	Authorized Signature

Tax Payer Identification or	Tax Payer Identification or
Social Security Number	Social Security Number

Date

(Must be signed by the registered holder(s) exactly as name(s) appear(s) on the Fund Statement or by person(s) authorized to become registered holder(s) by certificates and documents transmitted under this Letter of Transmittal.)

If signature is by trustees, executors, administrators, guardians, attorneys-in-fact, agents, officers of corporations or others acting in a fiduciary or representative capacity, please provide the following information (see Instruction 4):

Name
(Please Type or Print)

Capacity (Full Title)
(See Instruction 4)

Address

Daytime Telephone Number

Please provide the following Shareholder information:

Account Number
(EXACTLY as listed on Fund statement)

II.                                     GUARANTEE OF SIGNATURE(S)

(See Instruction 1)

Authorized Signature

Name
(Please Type or Print)
Title

Name of Firm

Address

Daytime Telephone Number

Dated

III.	SHARES TENDERED FOR REPURCHASE
(Please fill in ALL applicable information)

	Partial Tender	Please tender of my Shares (Please Note: A $15,000 minimum balance must be retained.)
Dollar Amount

Please repurchase enough of my Shares so that I will receive $          . I understand that if a Repurchase Fee applies, enough of my Shares will be repurchased, subject to proration, to provide the net proceeds requested. (Please Note: You must retain a $15,000 minimum balance.)

	Full Tender	Please tender all of my Shares.

IV.                                PAYMENT AND DELIVERY INSTRUCTIONS

Note:  If you invest through a Financial Intermediary, that Financial Intermediary may require alternate payment and delivery instructions, notwithstanding your request below. Contact your Financial Intermediary for more information.

I invest through a Financial Intermediary

Financial Intermediary
Contact Name

Phone Number

(Please check one)

☐            Please invest the entire proceeds of the repurchased Shares to purchase additional shares of my existing Rydex Fund(s):

Fund Name	Account Number	Registration	Percentage of Proceeds Invested in Fund

(Registration of the Rydex Fund(s) must be IDENTICAL to the SPhinX registration.)

Shareholder understands that neither the Fund nor the Transfer Agent are responsible for any consequential, incidental, special or direct damages, including but not limited to lost profits, trading losses or damages that result from any inconvenience, delay or error in purchasing additional shares of existing Rydex Funds with the proceeds of the Special Repurchase Offer.

☐            Mail a check to the address of record

A check for the proceeds of repurchased Shares will be issued in the name of the registered Shareholder(s) and mailed to the address of record on the account.

☐            Mail a check to an alternative address

If alternative address is requested, please provide instructions here (signature(s) must be “guaranteed.” See Instruction 1.).

Alternative Mailing Instructions:

☐            Send proceeds via Automated Clearing House (ACH) network to the existing bank instructions already on file.

Proceeds will be sent via ACH to the bank instructions listed on your SPhinX Fund account.

☐            Send proceeds via ACH to alternative bank instructions.

If alternative bank instructions are requested, please provide instructions here (signature(s) must be “guaranteed.” See Instruction 1.).

Alternative Bank Instructions:	Bank Name:
ABA #:
Account Name:
Account #
For Further Credit to:

V.                                    SHAREHOLDER TAX INFORMATION

Complete Substitute Form W-9 below or Form W-8 (available upon request from the Transfer Agent), as applicable.

PAYER’S NAME:

Substitute Form W-9	PART I—Please provide your TIN and certify by signing and dating below	PART II — Awaiting TIN /_ / Please see below.

DEPARTMENT OF THE TREASURY INTERNAL REVENUE SERVICE CERTIFICATION

Under penalty of perjury, I certify that:

(1)          that the number set forth below is my correct Taxpayer Identification Number (or I am waiting for a number to be issued to me) and

(2)          that I am not subject to backup withholding because (a) I am exempt from backup withholding, or (b) I have not been notified that I am subject to backup withholding as a result of failure to report all interest or dividends, or (c) the Internal Revenue Service (IRS) has notified me that I am no longer subject to backup withholding, and

(3)          I am a U.S. person (including a U.S. resident alien).

Instruction: You must strike out the language in (2) above if you have been notified that you are subject to backup withholding due to underreporting and you have not received a notice from the IRS that backup withholding has been terminated. The IRS does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

Signature	Date

Name	Taxpayer Identification Number

(Please Type or Print)

Address

YOU MUST COMPLETE THE FOLLOWING CERTIFICATE IF YOU CHECKED THE BOX IN PART 2 OF SUBSTITUTE FORM W-9.

CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER

I certify under penalties of perjury that a Taxpayer Identification Number has not been issued to me, and either (a) I have mailed or delivered an application to receive a Taxpayer Identification Number to the appropriate Internal Revenue Service Center or Social Security Administration Office or (b) I intend to mail or deliver an application in the near future. I understand that if I do not provide a Taxpayer Identification Number to the payer, I will not have submitted all information required to participate in the Special Repurchase Offer, the Fund may be unable to repurchase my submitted Shares and 28% of all reportable payments due to me pursuant to the Special Repurchase Offer may be withheld until I provide a Taxpayer Identification Number to the payer and that if I do not provide my Taxpayer Identification Number within 60 days, such retained amounts shall be remitted to the IRS as backup withholding.

Signature

Date

NOTE:   Failure to complete and return this form may result in backup withholding of 28% of any payments made to you pursuant to the Special Repurchase Offer and will result in a defective submission, and the Fund will not be able to repurchase your submitted Shares.

VI.                                TAX WITHHOLDING ELECTION FOR CERTAIN IRAS

Check one of the following if you are an individual retirement account for which Forum Trust, LLC serves as custodian to indicate whether you wish to have Federal income taxes withheld. If neither is checked, Forum Shareholder Services, LLC is required to withhold 10% from the gross proceeds received pursuant to the Special Repurchase Offer.

☐                                    I elect NOT to have Federal income taxes withheld.

☐                                    I elect to have Federal income taxes withheld at the rate of        (specify a whole number percentage between 10 and 99).

Signature	Date

Name	Taxpayer Identification Number

(Please Type or Print)

Address